CONSENT OF MCDANIEL & ASSOCIATES CONSULTANTS LTD.

We consent to the inclusion of information derived from the report titled "Alpine Summit Energy Partners, Evaluation of Petroleum Reserves, Based on Forecast Prices and Costs (US$), as of December 31, 2021," dated March 11, 2022 and the report titled "Alpine Summit Energy Partners, Evaluation of Petroleum Reserves, Based on Forecast Prices and Costs (CDN$), as of December 31, 2021," dated March 11, 2022, both prepared by McDaniel & Associates Consultants Ltd., and the reference to our name, each of which is included in or incorporated by reference into the Registration Statement on Form S-8 being filed by Alpine Summit Energy Partners, Inc. with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Michael J. Verney
Michael J. Verney, P.Eng. Executive Vice President McDaniel & Associates Consultants Ltd.

Calgary, Alberta

June 3, 2022

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6 Tel: (403) 262-5506 Fax: (403) 233-2744 www.mcdan.com